Exhibit 21.1

KLA-Tencor Corporation

List of Subsidiaries

Name	State or Other Jurisdiction of Incorporation
DOMESTIC SUBSIDIARIES
Phase Shift Technology, Inc.	Arizona
Blue 29 Corporation	California
International Sales & Business, Inc.	California
KLA-Tencor Building Corporation	California
KLA-Tencor China Corporation	California
KLA-Tencor DISC Corporation	California
KLA-Tencor International Corporation	California
KLA-Tencor Instruments Klinnik Corporation	California
KLA-Tencor Technologies Corporation	California
SensArray Corporation	California
Sensys Instruments Corporation	California
Therma-Wave Domestic International Sales Corporation	California
VLSI Standards, Inc.	California
ADE International Corporation	Delaware
FabSolve, LLC	Delaware
KLA-Tencor Asia-Pac Distribution Corporation	Delaware
OnWafer Technologies, Inc.	Delaware
Therma-Wave, Inc.	Delaware
ADE Corporation	Massachusetts
ADE Optical Systems Corporation	Massachusetts
ADE Securities Corp.	Massachusetts
ADE Software Corporation	Massachusetts
ADE Technologies, Inc.	Massachusetts

INTERNATIONAL SUBSIDIARIES
ATI Foreign Sales Corporation	Barbados
Lee Ta Technologies (BVI), Inc.	British Virgin Islands
KLA-Tencor Corporation (Cayman) Limited, I	Cayman Islands
KLA-Tencor Corporation (Cayman) Limited, II	Cayman Islands
KLA-Tencor Corporation (Cayman) Limited, III	Cayman Islands
KLA-Tencor Corporation (Cayman) Limited, IV	Cayman Islands
KLA-Tencor Semiconductor Equipment Technology (Shanghai) Co., Ltd.	China
Therma-Wave (Shanghai) Co., Ltd	China
KLA-Tencor France SARL	France
ADE International GmbH	Germany
KLA-Tencor GmbH	Germany
KLA-Tencor Software India Private Limited	India
KLA-Tencor Ireland Ltd.	Ireland
KLA-Tencor Corporation (Israel)	Israel
KLA-Tencor Holding (1987) Ltd.	Israel
KLA-Tencor Corporation (1992) Ltd.	Israel
KLA-Tencor Integrated Metrology (Israel) (2002) Ltd.	Israel
KLA-Tencor Italy S.R.L.	Italy
Japan ADE, Ltd.	Japan
KLA-Tencor Japan, Ltd.	Japan
SensArray Japan Corporation	Japan

Name	State or Other Jurisdiction of Incorporation
INTERNATIONAL SUBSIDIARIES (continued)
Therma-Wave (Japan), K.K.	Japan
VLSI Standards, K.K.	Japan
KLA-Tencor Korea, Inc.	Korea
KLA-Tencor (Malaysia) Sdn Bhd	Malaysia
KLA-Tencor (Singapore) PTE, Ltd.	Singapore
KLA-Tencor Singapore Holding Co. PTE. Ltd.	Singapore
KLA Instruments S.A.	Switzerland
KLA-Tencor Yield Management Software Taiwan Corporation	Taiwan
KLA-Tencor (Thailand) Ltd.	Thailand
KLA-Tencor Limited	United Kingdom
KLA-Tencor (Service) Limited	United Kingdom
Therma-Wave, Ltd.	United Kingdom